Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Conor Murphy
(212) 578-7788
METLIFE ANNOUNCES FIRST QUARTER 2009 RESULTS
— Strong Premiums, Fees & Other Revenues of $7.9 Billion —
— U.S. Annuity Deposits Increase to $7.4 Billion —
NEW YORK, April 30, 2009 — MetLife, Inc. (NYSE: MET) today reported a first quarter 2009 net loss1 of $574 million, or $0.71 per share, which reflects net investment gains and losses. MetLife reported first quarter 2009 operating earnings2 of $159 million, or $0.20 per share.
“During the first quarter, MetLife generated $7.9 billion in premiums, fees & other revenues — a solid result in what continued to be a challenging economic environment,” said C. Robert Henrikson, chairman, president & chief executive officer of MetLife, Inc. “We once again demonstrated the benefit of our diverse mix of businesses, which continued to perform well despite the impact that lower investment income and unfavorable equity markets have had on earnings. In the quarter, revenue in several of our group businesses rose; U.S. annuity deposits increased significantly while net flows remained positive; and our International business grew its top line on a constant currency basis.”
“MetLife has a strong excess capital position, diversified investment portfolio and ample liquidity, and we remain well positioned for the future,” added Henrikson.

[1]	All references in this press release (other than in the Non-GAAP and Other Financial Disclosures discussion below and the tables included at the end of this release) to net income (loss), net income (loss) per share, operating earnings and operating earnings per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to MetLife, Inc.’s common shareholders and operating earnings available to MetLife, Inc.’s common shareholders per diluted common share, respectively.

[2]	Operating earnings available to MetLife, Inc.’s common shareholders, operating earnings available to MetLife, Inc.’s common shareholders per diluted common share and MetLife, Inc.’s book value per diluted common share, excluding accumulated other comprehensive income (AOCI), are not calculated based on generally accepted accounting principles (GAAP). Information regarding non-GAAP financial measures and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release.

FIRST QUARTER 2009 SUMMARY
•	Premiums, fees & other revenues of $7.9 billion, with increases in the group life, non-medical health and variable & universal life businesses

•	U.S. annuity deposits more than doubled over the first quarter of 2008 to reach $7.4 billion due to significant fixed annuity deposit growth as well as a strong increase in variable annuity deposits

•	Operating earnings decreased 85% from the first quarter of 2008, largely due to:
o	a decline in net investment income; primarily due to lower variable investment income, which was below plan by $321 million ($0.40 per share) after income tax, the impact of deferred acquisition costs and other offsets

o	lower equity markets impacting earnings in the annuity and variable life businesses by $204 million ($0.25 per share), after income tax

	For the three months ended March 31,
($ in millions, except per share data)	2009	2008	Change
Premiums, fees & other revenues	$7,865	$8,052	(2%)
Net income (loss)	(574)	615	(193%)
Net income (loss) per share	(0.71)	0.84	(185%)
Operating earnings	159	1,072	(85%)
Operating earnings per share	0.20	1.46	(86%)
Book value per share	25.98	42.25	(39%)
Book value per share excluding AOCI	44.93	43.65	3%
BUSINESS SEGMENT DISCUSSIONS
All comparisons of first quarter 2009 results in the segment discussions below are with the first quarter of 2008, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release.
Institutional Business
•	Institutional premiums, fees & other revenues of $3.9 billion, down 2% due to lower pension closeout sales

•	Premiums, fees & other revenues in both the group life and non-medical health & other businesses increased 5%

•	Continued solid underwriting results in the term life & disability businesses
Institutional premiums, fees & other revenues were down slightly due to lower pension closeout sales, which can fluctuate from quarter to quarter. Offsetting this were higher structured settlement sales and growth in the group life and non-medical health & other businesses. Group life premiums, fees & other revenues were up 5%, as were non-medical health premiums, fees & other revenues due largely to continued growth in the dental business.
Operating earnings for Institutional were $200 million, after income tax, down from $558 million in the prior period, mostly due to lower investment income.

Individual Business
•	Individual premiums, fees & other revenues of $2.0 billion, down 4% — solid revenues in the life insurance businesses were offset by a decline in annuity fees due to the significant equity market declines

•	Strong annuity deposit growth due to high demand for MetLife’s fixed annuities and a 17% increase in variable annuity (VA) deposits; VA product portfolio remains hedged against market fluctuations

•	Total annuity net flows were positive
Total annuity deposits more than doubled to reach approximately $7.4 billion as fixed annuity deposits grew from $272 million to $3.6 billion and variable annuity deposits increased 17% to $3.7 billion. The growth was driven by higher deposits across all channels. In addition, for both fixed and variable annuities, net flows were significantly positive and lapse rates declined from the fourth quarter of 2008.
Individual had an after-tax operating loss of $98 million, compared with operating earnings of $312 million in the year-ago quarter. The loss was primarily due to the increased amortization of deferred acquisition costs along with lower fee revenue, resulting from the continued poor equity market performance. Investment income was also lower.
International
•	International premiums, fees & other revenues of $933 million, down on a reported basis, but up 3% on a constant currency basis due mostly to solid performance in the Europe and Asia Pacific regions

•	Strong growth in fixed annuity deposits in Japan; variable annuity product portfolio continues to be hedged against market fluctuations

•	Strong earnings continued to benefit from diversification
International premiums, fees & other revenues, on a reported basis, were down from $1.2 billion due to the strength of the dollar against foreign currencies. In Japan, annuity deposits were 172.2 billion yen ($1.8 billion), up from 156.5 billion yen ($1.5 billion) in the prior period due to an increase in fixed annuity deposits.
International’s operating earnings were $159 million, compared with $137 million in the prior period. Excluding several one-time adjustments that benefited both quarters, operating earnings in the first quarter of 2009 were relatively unchanged from the year-ago period.

Auto & Home
•	Net written premiums of $699 million, down 2%

•	Expense ratio improves to 26.0%

•	Strong combined ratio (excluding catastrophes) of 88.1%
Net written premiums were slightly lower compared with the year-ago quarter and are reflective of current market conditions. Auto & Home operating earnings were $76 million in the first quarter of 2009, compared with $98 million in the prior period. Earnings in the 2009 and 2008 quarters benefited from favorable non-catastrophe claim development related to prior accident years of $17 million, net of income tax, and $23 million, net of income tax, respectively. In addition, catastrophes were $4 million, net of income tax, higher than the prior period.
Investments
•	Diversified portfolio remains defensively positioned for the current economic environment

•	Gross unrealized losses on fixed maturities essentially unchanged from December 31, 2008

•	Cash and short-term investments of $30.3 billion
Net investment income declined to $3.3 billion from $4.3 billion in the year-ago quarter. The lower result was largely due to a decline in variable investment income, which was negative and lower than plan by $508 million, or $321 million ($0.40 per share) after income tax, the impact of deferred acquisition costs and other offsets. The lower variable investment income was driven mostly by negative returns from corporate joint ventures and real estate funds.
For the quarter, the company had net realized investment losses, net of income tax, of $618 million. The net realized investment losses were across a broad range of asset classes, including corporate credits and hybrid securities, and included $584 million, net of income tax, in credit-related losses and impairments.
Earnings Conference Call
MetLife will hold its first quarter 2009 earnings conference call and audio Webcast on Friday, May 1, 2009, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1003 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Friday, May 1, 2009, until Friday, May 8, 2009, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 994685. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Non-GAAP and Other Financial Disclosures
All references in this press release to net income (loss), net income (loss) per share, operating earnings and operating earnings per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to MetLife, Inc.’s common shareholders and operating earnings available to MetLife, Inc.’s common shareholders per diluted common share, respectively.
Net income (loss) available to MetLife, Inc.’s common shareholders and net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share are defined as Generally Accepted Accounting Principles (“GAAP”) net income (loss) available to MetLife, Inc.’s common shareholders and GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share less preferred stock dividends, respectively.
The historical and forward-looking financial information presented in this press release includes performance measures which are based on methodologies other than GAAP. MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings, operating earnings per share and operating return on common equity. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income tax, and adjustments related to net investment gains and losses, net of income tax, both of which can fluctuate significantly from period to period, and adjustments related to acquisition costs, net of income tax, discontinued operations other than discontinued real estate, net of income tax, and noncontrolling interests, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to MetLife, Inc.’s common shareholders and operating earnings available to MetLife, Inc.’s common shareholders per diluted common share should not be viewed as substitutes for GAAP net income (loss) available to MetLife, Inc.’s common shareholders and GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, respectively.
Operating earnings is defined as GAAP net income (loss) attributable to MetLife, Inc., excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, adjustments related to acquisition costs, net of income tax, and discontinued operations other than discontinued real estate, net of income tax, less preferred stock dividends. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings. Operating earnings available to MetLife, Inc.’s common shareholders is defined as operating earnings less preferred stock dividends, which are recorded in Corporate & Other. Operating earnings available to MetLife, Inc.’s common shareholders per diluted common share is calculated by dividing operating earnings available to MetLife, Inc.’s common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. Operating return on common equity is calculated by dividing operating earnings available to MetLife, Inc.’s common shareholders by average MetLife, Inc. common equity for the period indicated, excluding accumulated other comprehensive income.

	For the three months ended March 31,
	2009		2008
	(In millions, except per common share data)
Net income (loss) available to MetLife, Inc.’s common shareholders	$(574)	$(0.71)	$615	$0.84
Less: Net investment gains (losses), net of income tax[1]	(618)	(0.76)	(475)	(0.65)
Less: Adjustments related to net investment gains (losses), net of income tax[2]	(142)	(0.18)	(2)	—
Less: Adjustments related to acquisition costs, net of income tax	(9)	(0.01)	—	—
Less: Discontinued operations, net of income tax[3]	36	0.04	20	0.03

Operating earnings available to common shareholders[4]	$159	$0.20	$1,072	$1.46

Book value per diluted common share		$25.98		$42.25
Less: Accumulated other comprehensive income (loss) per diluted common share		(18.95)		(1.40)

Book value per diluted common share, excluding accumulated other comprehensive income		$44.93		$43.65

[1]	Net investment gains (losses), net of income tax, excludes gains (losses) of $20 million and $(5) million for the three months ended March 31, 2009 and 2008, respectively, from scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment.

[2]	Adjustments related to net investment gains (losses), net of income tax, include amortization of unearned revenue and deferred acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

[3]	Discontinued operations, net of income tax, exclude gains (losses) from discontinued operations related to real estate and real estate joint ventures.

[4]	Presentation of operating earnings available to MetLife, Inc.’s common shareholders throughout this press release differs from other public filings with respect to discontinued operations, scheduled periodic settlement payments on derivatives not qualifying for hedge accounting treatment, and acquisition-related costs incurred to effect a business combination after January 1, 2009. Presentation of discontinued operations in other public filings is in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Presentation of scheduled periodic settlement payments on derivatives not qualifying for hedge accounting treatment in other public filings is in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). Presentation of acquisition-related costs incurred to effect a business combination after January 1, 2009 in other public filings is in accordance with SFAS No. 141(r) (As Amended), Business Combinations (“SFAS 141(r)”), adopted on January 1, 2009. The transaction cost adjustment is reflected as a separate line item in the March 31, 2009 net income reconciliation.
About MetLife
MetLife, Inc. is a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (“SEC”). These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets, which may affect MetLife’s ability to seek financing or access its credit facilities; (iii) uncertainty about the effectiveness of the U.S. government’s plan to stabilize the financial system by injecting capital into financial institutions, purchasing large amounts of illiquid, mortgage-backed and other securities from financial institutions, or otherwise; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (viii) defaults on MetLife’s mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) impairments of goodwill and realized losses or market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures, including with respect to guaranteed benefit riders (which may be affected by fair value adjustments arising from changes in MetLife’s own credit spread) on certain of MetLife’s variable annuity products; (xvi) increased expenses relating to pension and post-retirement benefit plans, (xvii) catastrophe losses; (xviii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xix) downgrades in MetLife, Inc.’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xx) economic, political, currency and other risks relating to MetLife’s international operations; (xx) availability and effectiveness of reinsurance or indemnification arrangements, (xxi) regulatory, legislative or tax changes that may affect the cost of, or demand for, MetLife’s products or services; (xxii) changes in accounting standards, practices and/or policies; (xxiii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxiv) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xxv) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (xxvi) MetLife’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxvii) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxviii) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
# # #

MetLife, Inc.
Consolidated Statements of Income
For the Three Months Ended March 31, 2009 and 2008 (Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2009	2008
Revenues
Premiums	$6,122	$6,291
Universal life and investment-type product policy fees	1,183	1,397
Net investment income	3,263	4,297
Other revenues	554	369
Net investment gains (losses)	(906)	(730)

Total revenues	10,216	11,624

Expenses
Policyholder benefits and claims	6,582	6,583
Interest credited to policyholder account balances	1,168	1,233
Policyholder dividends	424	429
Other expenses	3,002	2,547

Total expenses	11,176	10,792

Income (loss) from continuing operations before provision for income tax	(960)	832
Provision for income tax expense (benefit)	(376)	207

Income (loss) from continuing operations, net of income tax	(584)	625
Income from discontinued operations, net of income tax	36	35

Net income (loss)	(548)	660
Less: Net income (loss) attributable to noncontrolling interest	(4)	12

Net income (loss) attributable to MetLife, Inc.	(544)	648
Less: Preferred stock dividends	30	33

Net income (loss) available to MetLife, Inc.’s common shareholders (5)	$(574)	$615

Operating Earnings Available to Common Shareholders Reconciliation
Net income (loss) available to MetLife, Inc.’s common shareholders	$(574)	$615
Net investment gains (losses)	(935)	(738)
Net investment gains (losses) tax benefit (provision)	317	263

Net investment gains (losses), net of income tax (1) (2)	(618)	(475)

Adjustments related to universal life and investment-type product policy fees	(6)	5
Adjustments related to policyholder benefits and dividends	(27)	(127)
Adjustments related to other expenses	(183)	114
Adjustments related to tax benefit (provision)	74	6

Adjustments related to net investment gains (losses), net of income tax (3)	(142)	(2)

Adjustments related to acquisition costs, net of income tax	(9)	—
Discontinued operations, net of income tax	36	20

Operating earnings available to common shareholders (4)	$159	$1,072

(1)	Net investment gains (losses), net of income tax, excludes scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment of ($5) million and $20 million for the three months ended March 31, 2008 and March 31, 2009, respectively.

(2)	There were no net investment gains (losses) from other real estate and real estate joint ventures for the periods presented.

(3)	Adjustments related to net investment gains (losses), net of income tax, includes amortization of unearned revenue and deferred policy acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts

(4)	Presentation of operating earnings available to MetLife, Inc.’s common shareholders throughout this press release differs from other public filings with respect to discontinued operations, scheduled periodic settlement payments on derivatives not qualifying for hedge accounting treatment, and acquisition-related costs incurred to effect a business combination after January 1, 2009. Presentation of discontinued operations in other public filings is in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Presentation of scheduled periodic settlement payments on derivatives not qualifying for hedge accounting treatment in other public filings is in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). Presentation of acquisition-related costs incurred to effect a business combination after January 1, 2009 in other public filings is in accordance with SFAS No. 141(r) (As Amended), Business Combinations (“SFAS 141(r)”), adopted on January 1, 2009. The transaction cost adjustment is reflected as a separate line item in the March 31, 2009 net income reconciliation.

(5)	On January 1, 2009, MetLife, Inc. adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51,” the provisions of which, among others, require that minority interests be renamed noncontrolling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such noncontrolling interests for all periods presented.

MetLife, Inc.
Financial Highlights
Unaudited
(In millions, except per common share data or unless otherwise noted)

	At or For the Three Months
	Ended March 31,
	2009	2008
Other Financial Data:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(574)	$615
Operating earnings available to common shareholders	$159	$1,072
Total assets (billions)	$491.4	$557.6

Individual Business Sales Data:
Total life first year premiums and deposits	$204	$245
Variable and Universal life first year premiums and deposits (including COLI/BOLI)	$148	$195
Total annuity deposits	$7,382	$3,464

Earnings Per Common Share Calculation:
Weighted average common shares outstanding — diluted	810.8	732.7
Operating earnings available to common shareholders per common share — diluted	$0.20	$1.46
Net income available to common shareholders per common share — diluted	$(0.71)	$0.84

MetLife, Inc.
Consolidated Balance Sheet Data
March 31, 2009 and December 31, 2008 (Unaudited)
(In millions)

	March 31,	December 31,
	2009	2008
Balance Sheet Data:
General account assets	$377,042	$380,839
Separate account assets	114,366	120,839

Total assets	$491,408	$501,678

Policyholder liabilities	$289,159	$289,145
Short-term debt	5,878	2,659
Long-term debt	11,042	9,667
Collateral financing arrangements	5,242	5,192
Junior subordinated debt securities	2,691	3,758
Other liabilities	39,601	46,433
Separate account liabilities	114,366	120,839

Total liabilities	467,979	477,693

Preferred stock, at par value	1	1
Common stock, at par value	8	8
Additional paid-in capital	16,860	15,811
Retained earnings	21,829	22,403
Treasury stock	(230)	(236)
Accumulated other comprehensive loss	(15,358)	(14,253)

Total MetLife, Inc.’s stockholders’ equity	23,110	23,734
Noncontrolling interests	319	251

Total equity	23,429	23,985

Total liabilities and stockholders’ equity	$491,408	$501,678

MetLife, Inc.
Reconciliations of Net Income Available to Common Shareholders to Operating Earnings Available to Common Shareholders
Unaudited
(In millions)

	Three Months Ended
	March 31,
	2009	2008
Total Institutional Operations
Net income (loss) available to MetLife, Inc.’s common shareholders	$(951)	$84
Net investment gains (losses), net of income tax	(1,154)	(484)
Adjustments related to net investment gains (losses), net of income tax	3	10

Operating earnings available to common shareholders	$200	$558

Institutional Operations:
Group Life
Net income (loss) available to MetLife, Inc.’s common shareholders	$(7)	$5
Net investment gains (losses), net of income tax	(109)	(115)
Adjustments related to net investment gains (losses), net of income tax	3	1

Operating earnings available to common shareholders	$99	$119

Retirement & Savings
Net loss available to MetLife, Inc.’s common shareholders	$(422)	$(111)
Net investment gains (losses), net of income tax	(472)	(437)
Adjustments related to net investment gains (losses), net of income tax	(1)	5

Operating earnings available to common shareholders	$51	$321

Non-Medical Health & Other
Net income (loss) available to MetLife, Inc.’s common shareholders	$(522)	$190
Net investment gains (losses), net of income tax	(573)	68
Adjustments related to net investment gains (losses), net of income tax	1	4

Operating earnings available to common shareholders	$50	$118

Total Individual Operations
Net income (loss) available to MetLife, Inc.’s common shareholders	$(197)	$276
Net investment gains (losses), net of income tax	6	(63)
Adjustments related to net investment gains (losses), net of income tax	(129)	28
Discontinued operations, net of income tax	24	(1)

Operating earnings available to common shareholders	$(98)	$312

Individual Operations:
Traditional Life
Net income available to MetLife, Inc.’s common shareholders	$36	$9
Net investment gains (losses), net of income tax	50	(91)
Adjustments related to net investment gains (losses), net of income tax	(54)	11
Discontinued operations, net of income tax	5	(2)

Operating earnings available to common shareholders	$35	$91

Variable & Universal Life
Net income (loss) available to MetLife, Inc.’s common shareholders	$(80)	$22
Net investment gains (losses), net of income tax	(85)	(22)
Adjustments related to net investment gains (losses), net of income tax	13	3
Discontinued operations, net of income tax	14	1

Operating earnings available to common shareholders	$(22)	$40

Annuities
Net income (loss) available to MetLife, Inc.’s common shareholders	$(141)	$247
Net investment gains (losses), net of income tax	64	66
Adjustments related to net investment gains (losses), net of income tax	(88)	14
Discontinued operations, net of income tax	1	—

Operating earnings available to common shareholders	$(118)	$167

Other
Net loss available to MetLife, Inc.’s common shareholders	$(12)	$(2)
Net investment gains (losses), net of income tax	(23)	(16)
Discontinued operations, net of income tax	4	—

Operating earnings available to common shareholders	$7	$14

MetLife, Inc.
Reconciliations of Net Income Available to Common Shareholders to Operating Earnings Available to Common Shareholders (Continued)
Unaudited
(In millions)

	Three Months Ended
	March 31,
	2009	2008
Total International
Net income available to MetLife, Inc.’s common shareholders	$440	$186
Net investment gains (losses), net of income tax	297	89
Adjustments related to net investment gains (losses), net of income tax	(16)	(40)

Operating earnings available to common shareholders	$159	$137

Latin America Region:
Net income available to MetLife, Inc.’s common shareholders	$95	$94
Net investment gains (losses), net of income tax	(11)	32
Adjustments related to net investment gains (losses), net of income tax	(16)	(47)

Operating earnings available to common shareholders	$122	$109

Asia Pacific Region:
Net income available to MetLife, Inc.’s common shareholders	$355	$82
Net investment gains (losses), net of income tax	306	54
Adjustments related to net investment gains (losses), net of income tax	—	7

Operating earnings available to common shareholders	$49	$21

European Region:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(10)	$10
Net investment gains (losses), net of income tax	2	3

Operating earnings available to common shareholders	$(12)	$7

Total Auto & Home
Net income available to MetLife, Inc.’s common shareholders	$96	$91
Net investment gains (losses), net of income tax	20	(7)

Operating earnings available to common shareholders	$76	$98

Auto & Home:
Auto
Net income available to MetLife, Inc.’s common shareholders	$74	$69
Net investment gains (losses), net of income tax	12	(5)

Operating earnings available to common shareholders	$62	$74

Homeowners & Other
Net income available to MetLife, Inc.’s common shareholders	$22	$22
Net investment gains (losses), net of income tax	8	(2)

Operating earnings available to common shareholders	$14	$24

Corporate, Other & Eliminations
Net income (loss) available to MetLife, Inc.’s common shareholders	$38	$(22)
Net investment gains (losses), net of income tax	213	(10)
Adjustments related to acquisition costs, net of income tax	(9)	—
Discontinued operations, net of income tax	12	21

Operating earnings available to common shareholders	$(178)	$(33)